EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-44356) pertaining to the Comfort Systems USA, Inc. 401(k) Plan of our report dated June 26, 2009, related to the financial statements and supplemental schedules of the Comfort Systems USA, Inc. 401(k) Plan, included in this Annual Report on Form 11-K as of December 31, 2008 and 2007, and for the year ended December 31, 2008.

/s/ UHY LLP

Houston, Texas

June 26, 2009